Exhibit 99.1

IMMEDIATE RELEASE
March 3, 2008

UNITED NATURAL FOODS, INC. ANNOUNCES RETIREMENT OF
PRESIDENT OF SPECIALTY DISTRIBUTION;
APPOINTS NEW PRESIDENT OF SPECIALTY FOODS

Dayville, Connecticut – March 3, 2008 -- United Natural Foods, Inc., (Nasdaq: UNFI) (the "Company") today announced that on February 29, 2008, Robert A. Sigel announced his retirement as President of Specialty Distribution of the Company and President of Millbrook Distribution Services, Inc. (“Millbrook”), effective March 14, 2008, to pursue other interests.  Mr. Sigel joined the Company following the acquisition of Millbrook in November 2007. He has held several management positions at Millbrook, most recently serving as President and Chief Executive Officer, and played an important role in building Millbrook into to a full-line distributor with a substantial specialty food business and an extensive selection of health and beauty care items. Mr. Sigel will remain with the Company until March 14, 2008 to assist with the transition of his current responsibilities.

 “We’d like to thank Bob for his contributions during the initial integration of Millbrook into UNFI, and we wish him the best in his retirement,” said Michael Funk, President and Chief Executive Officer.

Mr. Sigel commented, “Millbrook could not have been purchased by a better company.  The UNFI team has been outstanding to work with and is dedicated to growing its presence in the supermarket channel.”

Casey Van Rysdam, currently the Company’s Vice President of Business Development, has been appointed President of Specialty Foods. He will report directly to Richard Antonelli, the Company’s Executive Vice President, Chief Operating Officer and President of Distribution.

Mr. Van Rysdam joined the Company in December 2007, and has served as Vice President of Business Development. He has over 30 years of experience in the specialty/natural/organic food industry having previously served as a regional president of both Tree of Life Southeast and Tree of Life Canada. Mr. Van Rysdam’s prior responsibilities have also included brand management and international business development.

About United Natural Foods
United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel.   United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the “Best Managed Companies in America,” ranked by Fortune in 2006 and 2007 as one of its “Most Admired Companies,” and ranked by Business Ethics as one of its “100 Best Corporate Citizens for 2006.” For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

260 LAKE ROAD  -  DAYVILLE, CT 06241  -  TELEPHONE: (860) 779-2800

AT THE COMPANY:                                        FINANCIAL RELATIONS BOARD

Mark Shamber                                                      Joseph Calabrese
Chief Financial Officer                                          General Information
(860) 779-2800                                                      (212) 827-3772

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see “Risk Factors” in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on December 6, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.